STATE TAX SHARING AGREEMENT

          This Tax Sharing Agreement (the "Agreement") is made this 21st day of October, 1996, effective for taxable periods beginning on or after January 1, 1995 (the
"Effective Date"), between (i) BHC Communications, Inc., a
Delaware corporation having offices at 767 Fifth Avenue, New
York, New York (the "BHC Representative"), (ii) the
"Affiliates" (as defined below) of the BHC Representative that are listed on Exhibit A hereto (collectively with the BHC Representative, the "BHC Group"), (iii) United
Television, Inc., a Delaware corporation having offices at 132 S. Rodeo Drive, Beverly Hills, California (the "UTV
Representative"), and (iv) the Affiliates of the UTV
Representative that are listed on Exhibit B hereto
(collectively with the UTV Representative, the "UTV Group").
Each of the corporations described in clauses (i)-(iv) above is hereinafter sometimes referred to as a "Member," and collectively as the "Members"; and each of the corporations described i and (iii) above is hereinafter sometimes referred to as a "Representative," and collectively as the "Representatives."
          WHEREAS, by reason of recent additions to and changes in the business activities conducted by the Members of the BHC Group and the UTV Group (each a "Group" and collectively the "Combined Group"), it is believed that the Members constitute a single unitary group for purposes of the state income and franchise taxes (each a "Tax" and collectively the "Taxes") imposed on corporations by one or more of (i) the states of the United States of America, (ii) the District of Columbia, add (iii) the possessions of the United States (hereinafter each a "State" and collectively the "States") in which the Members now conduct business activities;

          WHEREAS, the Members therefore believe it appropriate that specified Members commence filing single combined returns or reports for Taxes (each a "Combined
Report") on behalf of Members of both Groups; and

          WHEREAS, the parties hereto wish to set forth their agreement regarding the manner in which Combined
Reports shall be filed and certain related matters.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the BHC Group and the UTV Group hereby agree as follows:
     1.   Intention to File Combined Reports.
          a. General. It is the intention of the Members to file Combined Reports, for taxable periods beginning on or after the Effective Date, in each State in which Combined Reports may properly be filed. The States where Combined Reports are to be filed, and the Members to be included in Combined Reports for each such State, are listed on Exhibit C hereto, which shall be amended from time to time by agreement between the BHC Representative and the UTV Representative to reflect changes in the Members filing
Combined Reports in each State; provided, however, that the addition or withdrawal of a Member or Affiliate thereof to or from the Combined Group may be effected by a writing executed by such Member or Affiliate and its Representative (a copy of which shall be provided promptly to the other Representative).
          Except as indicated by the following sentence, nothing herein shall impose any obligation on any Member to file, join in the filing of, or apply for permission to file a Combined Report with respect to any State not listed on Exhibit C. This Agreement shall also apply to the greatest extent practicable with respect to Taxes imposed by any State in which a Combined Report (i) is not filed by the Members or (ii) is filed by Members of the Combined Group but does not include any Member or Affiliate thereof for a taxable period beginning on or after the Effective Date, if a "Final Determination" (as defined in the following sentence) is made to the effect that the Members of the BHC Group and UTV Group (or any Member(s) of the Combined Group or Affiliate(s) thereof not previously included in a Combined Report for such State) are required to file Tax returns or reports in such State on a combined basis. A "Final Determination" shall mean (x) a judgment, decree, or other order by any court of competent jurisdiction which has become final and unappealable; (y) a closing agreement or similar agreement with the taxing authority of a State; or
(z) any other final
disposition by reason of the
expiration of the applicable statute of limitations.

          b. Cooperation. The Members mutually agree to cooperate fully in providing to each other the necessary information for the preparation of the Combined Reports and the calculation of tax payments and agree to use their best efforts to ensure that all Combined Reports are timely filed and required tax payments are timely made. Each Member responsible for the preparation of a Combined Report under this Agreement agrees to provide draft copies of such reports to the other Members to be included in such Combined
Report (or the Representatives of such Members) for their review a reasonable time before the required date of filing.

          c. Treatment of Items on Return: Cooperation in Audits. The appropriate treatment on each Combined
Report of items of income, gain, loss, deduction or credit (each an "Item") concerning which there is disagreement between the Members shall ultimately be determined by the BHC Representative, which determination may be made in its sole discretion, provided that the treatment of each such Item is reasonable and adopted in good faith. Each Member agrees to cooperate fully with the other Members in resolving any issue that may arise in connection with any audit, claim, investigation, litigation or other dispute by or with a taxing authority, including a claim for refund (each a "Contest"), with respect to a Combined Report.

          d.   Agency.  Each Member of the BHC Group
hereby appoints the BHC Representative as its agent, and each Member of the UTV Group hereby appoints the UTV
Representative as its agent, for purposes of asserting its rights and performing its obligations under this Agreement, including, without limitation, the right and power to receive and transmit information, to make and receive payments, and to execute Combined Reports and other documents as provided for in this Agreement (to the extent permitted by applicable law), and for purposes of the amendment of this Agreement and the exhibits thereto.

     2.   Responsibility for Filings and Payments.
          a.   Entity Filing Combined Report.  The BHC
Representative and the UTV Representative shall jointly determine the Member of the Combined Group responsible for the preparation and filing of each Combined Report to be filed by the Members, subject to the requirements of applicable law and the provisions of this Agreement.
It is anticipated that, except as may otherwise be agreed upon by the BHC Representative and the UTV
Representative or as may be required by applicable law:
(i) the BHC Representative, or another Member of the BHC
Group, will file any Combined Report which includes the BHC Representative in California and in any other State in which the BHC Representative is permitted by law to do so; and (ii) the UTV Representative will file any Combined Report, not described in clause (i), which includes the UTV Representative in Arizona, Minnesota,
Utah, and
any other State in which the UTV
Representative is permitted by law to do so. It is also anticipated that KCOP Television, Inc. will be designated the "key corporation" for purposes of the filing of Combined Reports in California.

          b.   Responsibilities of Member Filing Combined
Report.  Except as may otherwise be agreed upon, each
Member designated hereunder as responsible for filing a
Combined Report shall:  file such Combined Report and
any related form or other document (including, without
limitation, any form required in connection with the
payment of estimated taxes, and any request for
extension of time to file); pay any Tax and any
interest, addition to tax or penalty relating thereto
(collectively "Related Amounts") shown on such Combined
Report, any estimated Tax payment relating to the
taxable period covered by such Combined Report, and any
additional Tax and Related Amounts required to be paid
with respect to such period following the filing of a
Combined Report; and file any amended return or claim
for refund with respect to such period and pay or
receive any resulting additional Tax or refund of Tax
and Related Amounts. The Member responsible for filing a
Combined Report for a taxable period shall also respond
to any notice or inquiry from a taxing authority
regarding such report and represent the Combined Group
in any Contest regarding such period or report.  Each
Representative shall provide promptly (or shall cause a
Member of its Group to provide promptly) copies of any
notice of deficiency
                             6
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or other significant communication
from a taxing authority regarding Taxes that is received by the Representative or any Member of its Group to the other Representative, together with the attachments thereto, and shall keep the other Representative fully apprised of developments in any Contest. If the Member representing the Combined Group in a Contest is other than the BHC Representative, such Member shall cooperate with the BHC Representative in such manner as the BHC
Representative may reasonably request in determining the positions to be adopted and filings to be made in such Contest.

     3.   Apportionment of Tax Obligations.
          a. General. With respect to the Tax imposed for a taxable period by each State in which a Combined
Report will be filed, the amount to be paid by the UTV
Group under this Agreement shall be the amount of Tax and Related Amounts that would have been shown on a Combined Report for the Members of the UTV Group for such period for each such State (each, a "UTV Pro Forma
Return"), prepared on the basis of a unitary group comprised solely of members of the UTV Group. Each UTV
Pro Forma Return shall be prepared by the UTV
Representative on a basis consistent, to the extent feasible, with the tax accounting principles and positions heretofore applied by Members of the UTV Group in the preparation of tax returns, and with the principles and positions applied in the preparation of Combined Reports including such Members; and any inconsistency with such
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

principles and positions as
previously reflected shall be identified as such before or upon the transmittal of a UTV Pro Forma Return to the BHC Representative, which transmittal shall occur a reasonable time before the Combined Report for such period is due.
          Each UTV Pro Forma Return shall be subject to review by the BHC Representative, and the Representatives shall use reasonable best efforts to resolve any differences between them regarding the treatment of any item. If the BHC Representative concludes that (i) there is not "substantial authority" for such treatment (as determined by reference to the principles of the definition of substantial authority in
Section 6662 of the Internal Revenue Code of 1986, as amended (the "Code") and the Regulations thereunder), or
(ii) that such treatment, if reflected on a Combined
Report, may conflict with (in a manner contrary to applicable law) or otherwise undermine positions reflected or to be reflected on Combined Reports previously filed or to be filed by the Combined Group for the current period, the UTV Pro Forma Return shall be revised accordingly, with such assistance from the UTV Representative as the BHC Representative may reasonably request. However, such revision shall not affect the amounts to be paid by the UTV Group under this Agreement with respect to such UTV Pro Forma
Return, which shall be based on the return as initially prepared by the UTV Representative, provided that each position reflected in such return has a reasonable basis and is adopted in good faith.

          b. Costs. The costs incurred by Members to provide information required for the preparation of Combined Reports, and all employee compensation and other overhead costs incurred by Members relating to the preparation of Combined Reports and other matters addressed herein, shall be borne by the Member providing such information or incurring such compensation or other overhead costs, and shall not be reimbursable by any other Member. All other costs and expenses incurred by Members in connection with the preparation and filing of a Combined Report or in any Contest relating thereto, including, without limitation, all fees and disbursements of attorneys, accountants and expert witnesses (collectively, "Costs"), shall be paid or reimbursed by the Member responsible for filing such Combined Report, subject to the following two sentences.
Any Costs incurred in a Contest to defend the position that the Members that filed the Combined Report at issue constitute a unitary group eligible to file a Combined
Report shall be paid or reimbursed by the BHC
Representative. In addition, if the Member that filed a Combined Report does not desire to defend at its cost a position reflected on a Combined Report that is challenged by a taxing authority, any other Member may request that such position be defended by the filing
Member, provided that such other Member undertakes to bear all Costs relating thereto.
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

     4. Payment. In the case of California or any other State in which the BHC Representative or another
Member of the BHC Group is responsible for filing the Combined Report, the UTV Representative will remit to the BHC Representative or its designee the amount of Tax and Related Amounts for which the UTV Group is responsible under Section 3.
          If, as a result of the settlement or other conclusion of a Contest (including a claim for refund), an amount of Tax is required to be paid or is refunded, a corresponding adjustment shall be made between the UTV
Representative and the BHC Representative to restore the BHC Group and the UTV Group, to the extent possible, to the same position (disregarding the time value of money) as if the treatment of an Item or Items on the basis of which Tax is being paid or refunded had been reflected on the relevant UTV Pro Forma Return and Combined
Report. If the Contest is resolved on the basis of the payment of Tax or a refund in an amount less than the amount originally claimed to be due or refundable, the resulting payment or refund will be apportioned to the UTV Representative and BHC Representative on a pro rata basis between the two Groups as determined by reference to the manner in which an amount equal to the original proposed assessment or refund would have been apportioned. Any Related Amount with respect to an amount of Tax apportioned under this Section will be determined in a manner that reasonably approximates the method used by the taxing authority. Remittance of any audit settlement payment or refund will be in accordance with Sections 2 and 3 as applicable.

     5.   Time and Form of Payment.
          a.   Time.  In general, each Representative
shall make any payment due hereunder to the other
Representative at least one business day prior to the date on which payment of the Tax obligation (including an estimated Tax payment, payment made with an application for extension of time to file, or audit settlement payment) to which such intercompany payment relates is required to be made to the taxing authority.
The preceding sentence shall not apply, however, with respect to any payment of a Tax obligation that accompanies the filing of a Combined Report. The difference, if any, between the aggregate amount of the estimated and other interim payments made on behalf of a Group with respect to a Tax for a taxable period and the Group's share thereof as determined under Section 3, will be paid or refunded by and to the appropriate
Representatives within 15 business days after the filing of the Combined Report. Refunds with respect to audit settlements will be remitted to the respective
Representatives within 10 business days after receipt from the taxing authority.

          b. Form. All payments to be made hereunder shall be made in U.S. Dollars in immediately available funds.

     6. Interpretation: Amendments. The Members agree to negotiate in good faith to attempt to resolve any differences between them regarding the interpretation of this Agreement, and
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to consider such amendment or
amendments of this Agreement as may prove appropriate over time. Any such amendment shall be in writing, shall become effective and binding upon the parties hereto upon the execution thereof by the BHC
Representative and the UTV Representative, and shall apply with respect to taxable periods ending after the date of such Amendment or as otherwise set forth in such Amendment.

     7.   Delegation of Duties; Change in
Representative. Each Representative may cause an obligation of such Representative under this Agreement to be assumed and discharged by another member of the Group of which the Representative is a Member, if such other Member is reasonably believed by such Representative to be capable of discharging such obligation; provided, however, that except under the circumstances stated below in this Section such assumption shall not relieve the Representative of any of its obligations hereunder. A Representative may at any time designate another Member of the Group of which the Representative is a Member as the successor
Representative for that Group, by 30 days' advance written notice to the other Representative. Such change shall be effective for all purposes under this Agreement on the 3Oth day following the date on which notice is given.

     8.   Joint and Several Liability: Indemnification.
          a. Liability. The Members of the BHC Group shall have joint and several liability for all obligations of each Member of the BHC Group under this Agreement, and the Members of the UTV Group shall have joint and several liability for all obligations of each Member of the UTV Group under this Agreement.
          b.   Indemnification.  The BHC Group hereby
agrees to indemnify and hold harmless the UTV Group with respect to any claim for collection of any amount of Tax or Related Amount required to be paid by the BHC Group under this Agreement; and the UTV Group hereby agrees to indemnify and hold harmless the BHC Group with respect to any claim for collection of any amount of Tax or Related Amount required to be paid by the UTV Group under this Agreement.

     9.   Applicable Law; Assignment; No Third Party
Beneficiary. This Agreement and its validity, construction and performance will be governed by the laws of the State of Delaware, without regard to the principles thereof regarding conflicts of law, and shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Agreement may not be assigned by any party thereto (other than to an Affiliate of such party) except with the prior consent of the Representative of the Group of which the assignor is a Member, and any purported assignment without such consent shall be null and void and of no force or effect. Notice of any such assignment shall be provided promptly by such Representative to the Other
Representative. Nothing herein shall confer or is intended to confer on any person which is not a party to this Agreement any rights under this Agreement.

     10.  Term of Agreement; Termination.
          a. Term of Agreement. This Agreement shall be effective as of the Effective Date and shall apply with respect to all Tax returns and reports filed or required to be filed and payments required to be made for taxable periods beginning on or after that date and before the fifth anniversary of such date (the "Initial
Term"), subject to termination as provided below in this Section. On the fourth anniversary of the Effective
Date and on each succeeding anniversary of such date, the Initial Term shall be extended by one year, unless notice of termination is given prior to such date.

          b.   Termination.  Either Representative may
terminate this Agreement by notice to the other
Representative, such termination to be effective as to all members of the Combined Group as of the date (the
"Termination Date") specified in such notice, which shall be not less than 90 days after the date of such notice. Such termination shall be effective with respect to taxable periods beginning on or after the Termination Date, but shall not affect the rights and obligations of the Members of the Combined Group for periods beginning before such date. If the parties hereto do not enter into a new tax sharing agreement with respect to Taxes for taxable periods beginning on and after the Termination Date, then the BHC Group and UTV Group will endeavor, to the greatest extent possible, to file Tax reports and returns separately.
If combined filings are required by a state taxing authority with respect to a Tax, the parties hereto will use their reasonable best efforts to agree upon an equitable allocation of the obligations of each Member in relation to such Tax, including without limitation
(i) the responsibility to file returns and reports and
(ii) payments to be made to a Member for the use of tax attributes of the Member to offset income of other
Members. If the parties are unable to agree upon an allocation of such obligations, the issues in controversy shall be submitted to arbitration in the City of New York, New York before a panel of three arbitrators in accordance with the rules of the American
Arbitration Association then pertaining in the City of New York. In any such arbitration, one arbitrator shall be selected by each Representative and the third arbitrator shall be selected by the first two arbitrators. The arbitration award shall be final and binding upon the parties and judgment thereon may be entered in any court having jurisdiction thereof. The arbitrators shall be deemed to possess the power to issue mandatory orders and restraining orders in connection with such arbitration.

     11.  Notices.  Any notice, demand, claim or
communication under this Agreement shall be in writing and shall be deemed to have been given (i) upon the delivery thereof, if delivered by messenger; (ii) when received, if sent by telecopier (acknowledged by customary electronic means); (iii) on the first business day after being sent by nationally recognized commercial courier service; (iv) three business days after being mailed through the United States Postal Service by registered or certified mail, postage prepaid; or (v) upon receipt, if mailed through the United States Postal Service by ordinary first class mail, postage prepaid, to the other Representative at the following address (or at such other address as one Representative may specify by notice to the other):
          If to the BHC Representative, to:

               BHC Communications, Inc.
               Attention:  Joelen K. Merkel, Vice
                 President and Treasurer
               5355 Town Center Road, Suite 200
               Boca Raton, FL  33486-1001
               Telecopier:  (561) 394-6004

          If to the UTV Representative, to:

               United Television, Inc.
               Attention:  Garth S. Lindsey, Executive
                 Vice President, Chief Financial
                 Officer and Secretary
               132 S. Rodeo Drive, 4th Floor
               Beverly Hills, CA  90212-2425
               Telecopier:  (310) 281-5870

     12.  Severability.  If any provision in this
Agreement is held to be invalid, void or unenforceable,
(i) the remainder of the provisions in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any section of this Agreement containing any such provision held to be invalid, void or unenforceable that are not themselves invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provisions held invalid, void or unenforceable.

     13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original.

     14. Complete Agreement. This Agreement (including the exhibits thereto) sets forth the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, between the parties.

     15. Construction. The headings of the sections, paragraphs and exhibits of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

     16. Consent to Jurisdiction. Each party hereto hereby irrevocably submits to the jurisdiction of, and agrees that any suit shall be brought only in the state and federal courts located in the County of New Castle, State of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement.

     17. Affiliates. For purposes of this Agreement, an "Affiliate" of a Member means any corporation that is a member of the "affiliated group," as defined in
Section 1504 of the Code, of which such Member is a member.
          IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first written above.


                              BHC COMMUNICATIONS, INC.

                              By:_________________________
                                 Joelen K. Merkel
                                 Vice President and
                                 Treasurer

                              BHC NETWORK PARTNER, INC.

                              By:_________________________
                                 Name:____________________
                                 Title:___________________

                              BHC NETWORK PARTNER II, INC.

                              By:_________________________
                                 Name:____________________
                                 Title:___________________

                              BHC NETWORK PARTNER III, INC.

                              By:_________________________
                                 Name:____________________
                                 Title:___________________

                              CHRIS-CRAFT BROADCASTING, INC.

                              By:_________________________
                                 Name:____________________
                                 Title:___________________

                              CHRIS-CRAFT TELEVISION, INC.

                              By:_________________________
                                 Name:____________________
                                 Title:___________________

                              CHRIS-CRAFT TELEVISION
                                PRODUCTIONS, INC.

                              By:_________________________
                                 Name:____________________
                                 Title:___________________

                              GORGEN, INC.

                              By:_________________________
                                 Name:____________________
                                 Title:___________________

                              JUST U PRODUCTIONS, INC.

                              By:_________________________
                                 Name:____________________
                                 Title:___________________

                              KCOP TELEVISION, INC.

                              By:_________________________
                                 Name:____________________
                                 Title:___________________

                              MAGIC MOLEHILL PRODUCTIONS,
                                INC.

                              By:_________________________
                                 Name:____________________
                                 Title:___________________

                              OREGON TELEVISION, INC.

                              By:_________________________
                                 Name:____________________
                                 Title:___________________

                              PINELANDS, INC.

                              By:_________________________
                                 Name:____________________
                                 Title:___________________

                              PINELANDS BROADCASTING, INC.

                              By:_________________________
                                 Name:____________________
                                 Title:___________________

                              POTTLE PRODUCTIONS, INC.

                              By:_________________________
                                 Name:____________________
                                 Title:___________________

                              U JUST U PUBLISHING, INC.

                              By:_________________________
                                 Name:____________________
                                 Title:___________________

                              U MUSIC, INC.

                              By:_________________________
                                 Name:____________________
                                 Title:___________________

                              WWOR-TV, INC.

                              By:_________________________
                                 Name:____________________
                                 Title:___________________

                              UNITED TELEVISION, INC.

                              By:_________________________
                                 Name:____________________
                                 Title:___________________

                              UEG PRODUCTIONS, INC.

                              By:_________________________
                                 Name:____________________
                                 Title:___________________

                              UTV OF SAN ANTONIO, INC.

                              By:_________________________
                                 Name:____________________
                                 Title:___________________

                              UTV OF SAN FRANCISCO, INC.

                              By:_________________________
                                 Name:____________________
                                 Title:___________________

                              UNITED ENTERTAINMENT GROUP,
                                INC.

                              By:_________________________
                                 Name:____________________
                                 Title:___________________

                              UNITED TELEVISION SALES, INC.

                              By:_________________________
                                 Name:____________________
                                 Title:___________________

SECTION 1.   Intention to File Combined Reports.. . . . .  2

SECTION 2.   Responsibility for Filings and Payments. . .  5

SECTION 3.   Apportionment of Tax Obligations . . . . . .  7

SECTION 4.   Payment. . . . . . . . . . . . . . . . . . . 10

SECTION 5.   Time and Form of Payment . . . . . . . . . . 11

SECTION 6.   Interpretation: Amendments . . . . . . . . . 12

SECTION 7.   Delegation of Duties; Change in
Representative. . . . . . . . . . . . . . . . . . . . . . 12

SECTION 8.   Joint and Several Liability:
Indemnification . . . . . . . . . . . . . . . . . . . . . 13

SECTION 9.   Applicable Law; Assignment; No Third Party
           Beneficiary. . . . . . . . . . . . . . . . . . 13

SECTION 10.  Term of Agreement; Termination . . . . . . . 14

SECTION 11.  Notices. . . . . . . . . . . . . . . . . . . 16

SECTION 12.  Severability . . . . . . . . . . . . . . . . 17

SECTION 13.  Counterparts . . . . . . . . . . . . . . . . 17

SECTION 14.  Complete Agreement . . . . . . . . . . . . . 17

SECTION 15.  Construction . . . . . . . . . . . . . . . . 18

SECTION 16.  Consent to Jurisdiction. . . . . . . . . . . 18

SECTION 17.  Affiliates . . . . . . . . . . . . . . . . . 18